ADDENDUM TO EMPLOYMENT AGREEMENT


      This Addendum to Employment Agreement (this "Addendum") is entered into as of August 24, 1998 by and between Manuel A. Fernandez, an individual ("Executive") and Gartner Group, Inc., a Delaware Corporation (the "Company").

                                       Recitals

      A. Executive is currently Chairman of the Board and Chief Executive Officer of the Company. Executive has served as Chief Executive Officer since April 1991 and as Chairman of the Board since April 1994, and also served as President of the Company from January 1991 to September 30, 1997.

      B. The Company and Executives desired to provide for continued employment of Executive hereafter as Chairman of the Board of the Company.

      C. The Company and Executive have previously entered into an Employment Agreement dated as of February, 1998 (the "Agreement"). The Company and Executive desire to amend the Agreement as provided in this Addendum, to provide for the change in Executive's position with the Company to Chairman of the Board.

                                       Addendum

      Therefore, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

      A. Change in Position. Section 1 of the Agreement is hereby amended to read in full as follows:

       "1. Employment. From and after January 1, 1999, Executive will continue to serve the Company as Chairman of its Board of Directors, for the remainder of the Employment Term specified in Section 3. Executive will report to the Board of Directors and will render such services consistent with the role of Chairman of the Board of Directors as the Board of Directors may from time to time direct."

      B. Related Modification Required. Section 8(d)(A)(i) of the Agreement, defining one element of a "Constructive Termination" under the Agreement, shall be amended to read in full as follows: "Executive's position changes as a result of an action of the Company's such that Executive is no longer Chairman of the Board of the Company reporting to the Company's Board of Directors."

      C. Continued Force and Effect. Except as expressly provided hereby, the Agreement shall continue in full force and effect.

      This Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS THEREOF, each of the parties has executed this Addendum, in the case of the Company by its duly authorized officer, as of the day and year first above written.


 COMPANY                                   EXECUTIVE

 GARTNER GROUP, INC.                       Manuel A. Fernandez


 By:_________________________              _____________________________________
    John F. Halligan,
    Chief Financial Officer